EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

EMRISE Corporation

Eatontown, NJ

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-152282, 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on Form S-8 of EMRISE Corporation of our report dated April 15, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/BDO Seidman, LLP
Woodbridge, New Jersey

April 15, 2010